UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 200 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                           Other Information.

On December 1, 2008, Warren I. Mitchell, our Chairman of the Board, entered into a Rule 10b5-1 Sales Plan with a broker to sell shares of our common stock that may be acquired upon the exercise of stock options.  Under the plan, the broker may sell up to 2,000 shares of common stock each month, beginning in January 2009, provided that the price per underlying share is at or above $10.00 on the Nasdaq Global Market.  The plan will terminate upon the earliest of (i) December 31, 2009, (ii) the completion all sales contemplated by the plan, or (iii) the conclusion of Mr. Mitchell or the broker that the plan or the sales are not in compliance with Rule 10b5-1 or other applicable securities laws.  All sales of common stock under the plan will be reported through appropriate filings with the Securities and Exchange Commission.

The plan is intended to comply with our Insider Trading Policy and the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock.

We do not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of our directors or officers from time to time, or to report any modification or termination of such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer